EXHIBIT 10.43


                                 RETAIL LICENSE
                         WARNER BROS. CONSUMER PRODUCTS
                                   #12420-MATR



     LICENSE AGREEMENT made December 18, 2000, by and between Warner Bros. Consumer Products, a division of Time Warner Entertainment Company, L.P., whose address is 4000 Warner Blvd., Burbank, CA 91522 (hereinafter referred to as "LICENSOR") and Interplay Entertainment Corp., a Delaware corporation, whose address is 16815 Von Karman Avenue, Irvine, CA 92606, Attention: Brian Fargo (hereinafter referred to as "LICENSEE").

                                    RECITALS

     A. Licensor is in the business of licensing certain entertainment and other properties. Licensee is in the business of developing, designing, manufacturing and selling interactive game products. Licensee presently has a written agreement (the "Shiny Agreement") with Shiny Entertainment ("Shiny") for, among other things, the exclusive right to the game development and design services of David Perry ("Perry"). Licensor desires to use the services of Shiny and Perry in the development of the prototypes for the Licensed Products (defined below).

                                   WITNESSETH:

     The parties hereto hereby agree as follows:

     1.   DEFINITIONS.

     As used in this Agreement the following terms shall have the following respective meanings:

          (a) "ADVERTISING AND PROMOTION COMMITMENT": Licensee shall spend certain minimum amounts on advertising, marketing, promotion and brand building of the Licensed Products (as defined below). Licensee shall submit to Licensor, as part of Licensee's initial Business Plan (as defined below), a proposed Advertising and Promotion Commitment on a country-by-country and year-by-year basis. Such Advertising and Promotion Commitment shall include, without limitation:

               (i) advertising and promotional spending for the Licensed Products for the Term of this Agreement, in an aggregate amount of not less than [*] of gross sales of the Licensed Products, provided however, that such advertising and promotional spend shall in no event be less than [*] and shall not be required to exceed [*].

               (ii) approximately [*] of the overall advertising and promotional spend set forth in subparagraph (i) above shall be spent in connection with the initial launch of the first Licensed Products (i.e., during the period commencing nine (9) months before and ending nine (9) months after such launch); provided, however, that the amount spent on such initial launch shall be not less than [*] and shall not be required to be more than [*];


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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               (iii) if Licensee conducts any online advertising or promotion, a minimum of [*] of Licensee's online advertising and promotional spend shall be used to purchase advertising with Warner Bros. Online in connection with advertising on the wb.com/matrix.com website.

     For purposes of this paragraph, the Advertising and Promotion Commitment shall include amounts spent on the following: television, radio, print, direct mail and online media buys; in-store point of purchase materials; and such other consumer oriented advertising and promotion for the Licensed Products as may be approved by Licensor after review of Licensee's marketing plan. The Advertising and Promotion Commitment specifically excludes commercial production and other advertising production costs, agency fees or commissions, and, except as otherwise specifically approved by Licensor in advance in writing, trade oriented marketing costs.

     Licensee shall, no later than [*] days following the end of each calendar quarter during the Term, submit a statement evidencing fulfillment of the Advertising and Promotion Commitment for the immediately preceding calendar quarter.

          (b) "BUSINESS PLAN": Licensee shall, no later than [*], submit to Licensor an outline of Licensee's business plan (the "Outline") for Licensee's activities during the Term in connection with this Agreement. On or before execution of this Agreement, Licensee shall submit to Licensor a more detailed business plan based on the Outline (the "Business Plan"). Both the Outline and the Business Plan are subject to the approval of Licensor in its sole discretion. The Business Plan shall, without limitation, address the following areas:

               (i) The channels of distribution for each country within the Territory (as defined below);

               (ii) Projected sales of the Licensed Products (in units), by Platform, categorized by Licensed Product, by Platform, by channel of distribution, and by country within the Territory;

               (iii) Projected sales price of each Licensed Product for each country within the Territory (For countries outside of the United States, such sales price shall be provided in both US Dollars and in local currency);

               (iv) Projected revenue forecast in US Dollars of each Licensed Product and each country within the Territory (For countries outside of the United States, such forecast shall be provided in both US Dollars and in local currency);

               (v) Projected market share of the Licensed Products for each country within the Territory;

               (vi) Overall marketing strategy and specific marketing strategies for each country within the Territory;

               (vii) Overall promotional plans and specific promotional plans for each country within the Territory;


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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               (viii) Plans for participation in trade shows for each country within the Territory;

               (ix) Advertising and promotional budgets for each Licensed Product for each country within the Territory;

               (x) Planned product development schedule, ship dates and Marketing Dates, by Platform, for each Licensed Product for each country within the Territory;

               (xi) Plans for modifying the Licensed Products for [*], as well as Licensee's prospective partners with expertise in the [*] interactive game industry and Licensee's distribution, marketing and sales plans for [*].

     On or before [*] of each calendar year during the Term, Licensee shall submit for Licensor's prior written approval, an updated version of the Business Plan addressing the above items for the remainder of the Term. Any significant deviation during the Term from the most recently approved Business Plan must be submitted to Licensor for prior written approval.

          (c) "BUSINESS REVIEWS": Licensee shall meet with Licensor on at least a quarterly basis to discuss the implementation of the Business Plan and results of the business relating to the Licensed Products. At such quarterly Business Reviews (and at such other times during the Term as Licensor shall reasonably request), Licensee shall provide to Licensor:

               (i) copies of all market research results relating to the Licensed Products or advertising therefor, including, without limitation, viability tests, commercial tests and line tests. Licensee shall also provide to Licensor access to Licensee's head of market research for purposes of interpretation of such market research results; and

               (ii) information, in such form as Licensor shall reasonably request, regarding inventory movement, inventory on-hand, and sales results for each Licensed Product on a country-by-country [*] basis [*]; and

               (iii) market share data, in such form as Licensor shall reasonably request, including, without limitation, applicable Nielsen data.

          (d) "EDITORIAL AND EXECUTIVE PRODUCTION FEES": Licensee shall pay to Licensor the following Editorial and Executive Production Fees for each title developed by Licensee: [*]. The Editorial and Executive Production Fees shall be charged for each title for the Term of this Agreement. Licensee shall pay the Editorial and Executive Production Fees within [*] from the date of this Agreement. [*]. Payment shall be due [*] days from the date of the invoice. Provided that Licensee is not otherwise in default hereunder, any unused balance of fees after completion of a particular title will be refunded to Licensee within thirty (30) days after Gold Master approval.

          (e) "LICENSED PROPERTY": The elements, including, but not limited to, trademarks, copyrights, logos, character names, artwork, environmental settings, costumes and plot elements (the "Movie Elements"), depicted, included in, or associated with:


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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               (i) the released version of the theatrical motion picture whose working title is "THE MATRIX 2" ("Movie II"); and

               (ii) the released version of the theatrical motion picture whose working title is "THE MATRIX 3" ("Movie III").

but only to the extent merchandising rights have been granted to Licensor in and to such Movie Elements. References herein to a "Motion Picture" or the "Motion Pictures" shall mean either or both of Movie II and Movie III. Excluded herefrom is the right to reproduce the names, likenesses, autographs, signatures, visual representations, audio recordings or voices (the "Name and Likeness") of the actors and actresses in the Motion Pictures (the "Performer(s)") except to the extent specifically permitted otherwise in writing by Licensor and then only to the extent the Performer(s) have granted merchandising rights to Licensor. Notwithstanding the foregoing, all uses of any of the Movie Elements and the Name and Likeness of the Performer(s) afforded hereunder must be specifically approved in writing by Licensor, pursuant to Paragraph 10 herein.

     Licensee acknowledges that the rights granted herein are limited to the Movie Elements and that any and all rights in, to or associated with any previously or subsequently produced style guides, books, comic books, television or theatrical motion picture or television series based on, derived from or related to the Motion Pictures, as well as with any sequels to, or spin-offs from, the Motion Pictures, are specifically excluded from this Agreement and may be licensed separately to any third party(s) of Licensor's choice at Licensor's sole discretion.

          (f) "LICENSED PRODUCT(S)" (each category below may be referred to from time to time herein as a "Platform"):

               (i) Sony Playstation II

               (ii) Sega Dreamcast

               (iii) Nintendo Color Gameboy

               (iv) Nintendo Gameboy Advance

               (v) Nintendo Gamecube

               (vi) Microsoft's upcoming X-Box

               (vii) CD-ROM and DVD-ROM specifically targeted and marketed solely for use as video games (i.e. in no event shall such product be targeted, marketed or sold as a "home entertainment" product or otherwise in a manner that in Licensor's reasonable judgment may be confused with product distributed and sold by Warner Home Video).

     The following products are specifically EXCLUDED from this Agreement:

               (A) [*];


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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               (B) [*];

               (C) [*];

               (D) [*];

               (E) [*];

               (F) [*];

               (G) [*];

               (H) [*]; and

               (I) [*].

          (g) "MARKETING DATE":

               (i) For the first title based on Movie II, for Licensed Product
(i)(Sony Playstation II), the Marketing Date shall be:

               (A) For the United States, Puerto Rico, U.S. Virgin Islands and Canada ("North America"), [*];

               (B) For countries or territories other than North America, [*].

               (ii) For Platforms other than Sony Playstation II, the Marketing Date for Licensed Products based on either Movie II or Movie III shall be no later than the target release date for such Platform as set forth in Licensee's initial Business Plan, as approved by Licensor. In the event that Licensee fails to provide such dates, [*], then Licensor shall set the Marketing Dates by written notice to Licensee.

               (iii) The Licensed Products shall not be released prior to [*] unless otherwise agreed by Licensor in writing.

          (h) "TERRITORY":

               (i) Worldwide excluding China, Guam, Saipan and Japan.

               (ii) Prior to the execution of this Agreement, Licensee has submitted to Licensor a business plan for [*] which includes, in addition to the information requested for the general Business Plan, the names of Licensee's prospective partners with expertise in the [*] interactive game industry, who will assist Licensee in modifying the Licensed Products for the [*] market and in distributing the Licensed Products in [*]. Licensor will add [*] to the Territory if, on or before [*], Licensee shall have engaged its partner for [*] from the prospective partners identified in Licensee's business plan for [*]. If Licensee does not timely satisfy the foregoing condition, Licensor shall be free to solicit other licensees for the Licensed Property for [*].


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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          (i) "WBSS SALES": Licensee shall sell the Licensed Products to
Warner Bros. Studio Stores ("WBSS") in accordance with the following terms:

               (i) Licensee shall at all times give highest priority to WBSS in the filling and shipment of orders for Licensed Products. In the event of a shortage of inventory of Licensed Products, Licensee shall supply WBSS with all quantities ordered by WBSS before filling orders for retailers in any other Channel of Distribution.

               (ii) Licensee shall offer the Licensed Products for sale to WBSS at a price equal to [*] and subject to any applicable legal restrictions.

               (iii) With respect to sales of Licensed Products made to WBSS locations within the United States, Licensee shall [*]. With respect to sales of Licensed Products made to WBSS locations within the United States, Licensee [*] shall report such sales separately in the periodic statements required in Paragraph 6 below. [*].

               (iv) With respect to sales of Licensed Products made to WBSS locations outside the United States, Licensee shall pay royalties hereunder (as provided in Paragraph 4 below) and shall report such sales separately in the periodic statements required in Paragraph 6 below. Royalties with respect to sales of Licensed Products made to WBSS locations outside the United States [*].

          (j) PRODUCT DESIGN AND DEVELOPMENT; CONVERSIONS:

               (i) Shiny and Perry shall be primarily responsible for the design and development of the initial Platform for the Licensed Products so long as their services are available to Licensee, and Licensee shall allow them to devote the amount of time reasonably necessary to develop the Licensed Products in compliance with Licensee's obligations hereunder. Licensee shall reasonably consult with Licensor if Licensee desires to reassign Shiny and/or Perry prior to the completion of design and development of the initial Platform for the Licensed Products; provided, however, that Licensee shall have final approval over any such reassignment of Shiny and/or Perry. In the event that Shiny or Perry are terminated by Licensee, or if there exists an incurable material default by Licensee under its agreement with Perry for his services, as determined by a court of competent jurisdiction, such that Perry or Shiny will no longer provide services to or on behalf of Licensee (through no fault of Licensor or its affiliates), Licensor shall be permitted to take any action that it deems to be necessary or advisable in order to have Shiny and/or Perry complete design and development of the Licensed Products, including without limitation entering into separate agreements with Shiny and/or Perry or any other entity that will provide the services of Perry, PROVIDED THAT Licensee's costs in connection with the Licensed Products shall be reimbursed in full and Licensor shall then pay to Licensee a developer's royalty upon all sales of the Licensed Products which Shiny and/or Perry helped to design, such royalty to be negotiated by the parties at such time, consistent with then prevailing industry standards.

               (ii) The conversion of a particular title from Platform to Platform may be handled by Licensee or by a conversion house chosen by Licensee, subject to the approval of Licensor. Shiny and Perry will be involved in such conversions to the extent necessary to maintain



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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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the creative integrity of subsequent Platforms in relation to the initial
Platform (Sony Playstation II) unless at least [*] of the assets from such initial Platform are used in the new Platform, in which case Shiny and Perry need not be involved in the conversion.

          (k) MILESTONES: Licensee shall deliver to Licensor the items set forth on Exhibit 1, on or before the dates specified for such items.

          (l) RELATED AGREEMENTS: On or before [*], Licensee shall deliver the following related agreements executed by Licensee, in a form acceptable to Licensor. [*]:

               (i) [*];

               (ii) License Agreement from Licensee to Licensor, to be effective only if Licensee is unable to perform its obligations under this Agreement;

               (iii) Source Code Escrow Agreement, to be effective only if Licensee is unable to perform its obligations under this Agreement; and

               (iv) [*].

     A default under this Agreement shall constitute a default under each of the above listed agreements, and a default under any of the above listed agreements shall constitute a default under this Agreement.

     2.   GRANT OF LICENSE.

          (a) Upon the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee and Licensee hereby accepts for the Term of this Agreement, as hereinafter defined, a license to utilize the Licensed Property ON A NON-EXCLUSIVE BASIS solely upon or in connection with the manufacture, distribution and sale of the Licensed Products solely for retail sale throughout the Territory, subject to the provisions of Paragraph 2(b), below.

          (b) Notwithstanding the foregoing, Licensor shall give Licensee prior written notice of any license agreement between Licensor and a third party which, if this Agreement were an exclusive agreement as of the commencement of the Term, would conflict with the terms hereof. Notwithstanding anything to the contrary set forth in this Agreement, Licensor will grant Licensee exclusive rights under this Agreement, after a written request by Licensee, provided that all of the following conditions are satisfied:

               (i) The Guaranteed Consideration shall have been paid in full or Licensor shall have received an original irrevocable standby letter of credit in favor of Licensor, securing payment by Licensee to Licensor of the Guaranteed Consideration, royalties and all other amounts that may be due and payable by Licensee hereunder, in an aggregate face amount of $3,500,000, or, if less, the then-outstanding and unpaid amount of the Guaranteed Consideration (the "Letter of Credit"). If the Guaranteed Consideration has not been paid in full, then delivery of the Letter of Credit shall be a condition precedent to this Agreement becoming exclusive. The Letter of Credit shall have a term concurrent with the balance of the Term of this Agreement and shall be self-


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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liquidating to the amount of Guaranteed Consideration remaining unpaid under this Agreement. Upon payment to Licensor of the total amount of Guaranteed Consideration due under this Agreement, the Letter of Credit shall terminate. The Letter of Credit shall be issued by a United States bank acceptable to Licensor and shall contain terms and conditions satisfactory to Licensor in its reasonable discretion. In the event of the bankruptcy or insolvency of Licensee or upon the occurrence of any other default as set forth in Paragraph 15 below, in addition to Licensor's other rights and remedies hereunder, at law, in equity or otherwise, Licensor shall, at Licensor's election be entitled to draw down any amount up to the full face amount available under the Letter of Credit and retain all such sums as cash collateral and then or at any time thereafter apply such sums against any and all amounts then due or thereafter to become due to Licensor hereunder, at law, in equity or otherwise. Partial draws shall be permitted.

               (ii) There are no material defaults then existing under this or any other agreement between Licensee and Licensor;

               (iii) Release (i.e., general distribution and sale) of the initial Platform (Sony Playstation II), based on Movie II, to consumers has timely commenced (i.e., on or before the applicable Marketing Date) in accordance with the provisions of this Agreement; and

               (iv) Licensee shall have a debt to equity ratio of not less than 1:2.75 for a period of at least six (6) months prior to the date of such request.

     Alternatively, whether or not Licensee has complied with the foregoing conditions, Licensee may from time to time, not more frequently than once in any six (6) month period, request that this Agreement be converted to an exclusive agreement based upon Licensee's improved financial performance. Along with any such request, Licensee shall submit to Licensor an updated credit package and Licensor shall consider Licensee's request pursuant to Licensor's standard legal and credit policies and procedures.

          (c) No license is granted hereunder for the manufacture, distribution or sale of the Licensed Product(s) for publicity purposes, for sale or gift in combination with other products or services, as giveaways, as premiums used for the purpose of publicizing, promoting or increasing sales of any other product(s) or service(s), or in connection with any similar method of merchandising. Notwithstanding anything to the contrary contained herein, Licensee may (i) distribute, for promotional purposes only, not more than [*] units of each Licensed Product in the United States, and a total of not more than [*] units of each Licensed Product in territories other than the United States, as well as [*] "time limited" or reduced feature "demo" versions, subject to Licensor's approval rights set forth in Paragraph 10; and (ii) subject to the prior written approval of Licensor on a case-by-case basis, and timely payment of all amounts that may then be due hereunder, allow the Licensed Products to be bundled with other products in connection with Licensee's "OEM" (Original Equipment Manufacturer) business where, by way of example only, multiple software products may be included with the purchase of a game console or pc hardware.

          (d) Licensee specifically understands and agrees that no rights are granted herein with respect to the Warner Bros. "shield" logo or trademark (the "Warner Bros. Shield"), or any other trademark(s), logo(s) or copyrights owned by Licensor other than those specifically set forth


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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above in the Licensed Property, it being understood that all rights in and to said properties are reserved exclusively to Licensor for use and/or licensing as it deems appropriate to third party(s) of its choice.

          (e) Notwithstanding anything to the contrary contained herein, including the general prohibition on use of the Warner Bros. Shield, the Licensed Property shall also include the Warner Bros. Interactive Entertainment Name/Logo (the "Name/Logo") as shall be provided by Licensor and as such may be changed by Licensor from time to time. Licensee shall utilize the Name/Logo on such Licensed Products and in such manner as Licensor shall designate. The parties agree that, notwithstanding anything to the contrary contained elsewhere in this Agreement, Licensee's use of the Name/Logo shall be on a non-exclusive basis.

          (f) Without limiting any other approval rights of Licensor as contained herein, no television commercials may be utilized under this Agreement without the specific prior written approval of Licensor.

          (g) Subject to the terms and conditions hereof, Licensee may advertise, promote and sell the Licensed Product(s) online over the Internet, in compliance with Licensor's online policies and guidelines, and provided that Licensee's online site contains a hyperlink to Licensor's website for the Motion Picture.

     3. TERM.

     The term ("Term") of this Agreement shall commence on May 1, 2000 and shall expire on December 31, 2005. Notwithstanding anything to the contrary set forth above, as to any Licensed Products developed hereunder subsequent to, and other than, any Platform for the first title (i.e., other than for any Platform of "Game 1"), the Term shall be extended to the date which is three (3) years after the first to occur of (i) release of the initial Platform of any title of such subsequent Licensed Products for general distribution and sale to the public;
(ii) theatrical release of Movie III in North America; or (iii) December 31,
2003.

     4. CONSIDERATION.

     In full consideration for the rights, licenses and privileges herein granted to Licensee, Licensee shall pay to Licensor the following:

          (a) GUARANTEED CONSIDERATION: For the rights herein granted the sum of [*] payable as follows:


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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        DATE                                                  AMOUNT
        ----                                                  ------
        Upon execution of this Agreement                       [*]
        On or before [*]                                       [*]
        On or before [*]                                       [*]
        On or before [*]                                       [*]

     All Guaranteed Consideration paid by Licensee pursuant to this subparagraph 4(a) shall be applied against such royalties as are or have become due Licensor under subparagraph 4(d). [*].

          (b) ADDITIONAL CONSIDERATION:

               (i) It is contemplated that a minimum of two Licensed Product titles will be developed and sold pursuant to this Agreement, one title for Movie II and one title for Movie III. It is critical to Licensor that the first Platform (i.e., Licensed Product (i) (Sony Playstation II)) based on Movie II be released for general distribution and sale to the public [*]. The development of such Licensed Products, and the distribution and sale of such Licensed Products [*], is integral to the development, filming, production, distribution and marketing of Movie II. If the Sony Playstation II Platform based on Movie II is not released for general distribution and sale to the public [*], then Licensee shall pay to Licensor the additional consideration provided for below (collectively, the "Additional Consideration"):

               (A) [*], which shall be immediately due and payable by Licensee to Licensor; or

               (B) alternatively, in lieu of the payment provided for in subparagraph (A) above, Licensee in its sole discretion, upon written notice to Licensor delivered on or before the Marketing Date for such Sony Playstation II Platform, may elect instead to increase the royalty rates payable under Paragraph 4(d) of this Agreement by [*]. Such additional [*] royalty shall be payable on all Net Sales of all Licensed Products (including OEM sales) until the cumulative amount of such additional [*] royalty equals [*] or until the end of the Term (including any extension thereof, if applicable), whichever is first to occur.

               (ii) Notwithstanding anything to the contrary set forth in this Agreement, the Additional Consideration shall not be offset by, or applied against, Royalties, Guaranteed Consideration or any other amounts that may otherwise be due or payable hereunder.

               (iii) Licensee shall be given a day for day extension for delays that are caused by Licensor or others engaged by Licensor to perform services in connection with the Licensed Products (a "Licensor's Delay"), provided that Licensee gives Licensor written notice as soon as reasonably possible, and in any event within seven (7) days after the occurrence of such alleged Licensor's Delay, indicating that development of the Licensed Products is being delayed, the party that Licensee believes is responsible for such delay, and the act or omission that is causing such delay. The Additional Consideration shall become due and payable only after Licensee has been


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.


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credited for any such Licensor's Delays with respect to the applicable title.
Any such extension of the Marketing Date as the result of such Licensor's Delay must be confirmed in writing by Licensor to be effective.

               (iv) In addition, Licensor and Licensee will implement the following procedure in order to, if possible, ensure that the parties achieve the goal of releasing the Sony Playstation II Platform [*]. Licensor and Licensee understand that changes are difficult to incorporate and may necessitate changes that can impact the Licensed Products on many levels. Consequently, substantially all fundamental game play changes must be provided to Licensee on or before [*] or the date which is [*], whichever is later. Within forty-five (45) days after such date, Licensor and Licensee, including the development teams working on the Licensed Products and Licensor's licensing team, will meet to determine whether there are any fundamental game play changes to be undertaken, which ones, and whether any or all of those fundamental game play changes pose a threat to the goal of releasing the Sony Playstation II Platform based on Movie II, [*]. Licensee's development team will advise Licensor which changes cannot be made, or which features cannot be completed, in time to release the Sony Playstation II Platform [*]. If Licensor nonetheless wants such changes or features incorporated, then a new Marketing Date will be established by mutual agreement of the parties at such meeting and the Additional Consideration provided for hereunder shall not be due and payable unless Licensee fails to meet such new Marketing Date requirement.

               (v) If Licensee elects to make the lump sum payment of Additional Consideration, and Licensor has timely received such payment but subsequently decides to terminate this Agreement prior to the release of the Sony Playstation II Platform based on Movie II due to the delay in releasing such Licensed Products, then if such termination by Licensor is within six (6) months after the Marketing Date, Licensor will refund the Additional Consideration to Licensee within ten (10) business days after the date of Licensor's notice of termination. Nothing contained in this Paragraph shall limit or restrict any other rights or remedies of Licensor, including any other termination rights, pursuant to this Agreement.

          (c) LETTER OF CREDIT: See Paragraph 2(b)(i).

          (d) ROYALTY PAYMENTS: Licensee shall pay to Licensor royalties on all Net Sales (as such term "Net Sales" is defined herein) of the Licensed Products, as follows:

               (i) [*] of all Net Sales, from [*] units of each original title, including all platforms and formats except for OEM sales of Licensed Products; and thereafter,

               (ii) [*] of all Net Sales, from [*] units of the same original title, including all platforms and formats except for OEM sales of Licensed Products; and thereafter,

               (iii) [*] of all Net Sales, from [*], of the same original title, including all platforms and formats except for OEM sales of Licensed Products.

               (iv) Notwithstanding anything to the contrary set forth above, royalties on OEM sales of Licensed Products shall be [*] of Net Sales of such Licensed Products throughout the


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

Term of this Agreement, without any escalation, and quantities of OEM sales shall not be counted for purposes of determining increases in the royalty rates, above.

     The term "Net Sales" shall mean all monies billed or billable by Licensee, from the exercise of its rights to distribute and sell Licensed Product(s) in the Territory before any allowances or discounts have been deducted from the normal selling price, inclusive of interest, monetary correction, and any other payment charges whatsoever, less the following items only:

               (A) any sales, excise or value added taxes, which are separately stated, and which are required to be collected from customers as part of Net Sales, and which are payable to taxing authorities;

               (B) quantity discounts;

               (C) actual returns (i.e., that are not resold) not exceeding [*] of total units sold; and

               (D) [*]

     Except to the extent provided in the immediately preceding sentence, no deduction shall be made for the cost of goods sold or for any bad debts, or any reserves therefor, importing costs, selling costs, advertising costs, real estate taxes, business license taxes, net income taxes, franchise taxes, withholding taxes or any other taxes not billed to customers of Licensee as part of Net Sales.

     Net Sales shall not include any sales by Licensee or its affiliated companies, to Licensee or its affiliated companies, the primary purpose of which is the transfer of Licensed Product for eventual resale; provided, however, that Royalties as a result of such sales shall be based upon and paid when the Licensed Product is ultimately sold to the distributor (including any distributor in which Licensee has less than a controlling interest so long as the transaction is an arms-length transaction at prevailing market rates), retailer, consumer or other unaffiliated third party.

     Licensee will pay all taxes, customs duties, assessments, and excise charges or fees, except as provided in subparagraph 4(d)(A), and other charges levied upon the importation of or assessed against the Licensed Product under this Agreement, as well as all Licensee's costs of doing business and Licensor shall have no liability therefor.

     Royalties shall be payable concurrently with the periodic statements required in Paragraph 6 hereof except to the extent offset by Guaranteed Consideration theretofore remitted. It is a material term and condition of this Agreement that Licensee report Net Sales and report and pay royalties on a country-by-country or region-by-region basis, as provided in Paragraph 6, below. In the event Licensee fails to do so, Licensor shall have the right to terminate this Agreement, in accordance with the provisions of Paragraph 15 herein.

     [*]

          (e) Separately from and in addition to the Guaranteed Consideration or Royalties or any other amounts payable hereunder, Licensor shall pass through to Licensee, and Licensee shall


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

either reimburse Licensor for amounts paid by Licensor, or shall pay directly to the actors and actresses, as directed by Licensor, all amounts payable to such actors and actresses in connection with the Licensed Products, as royalties or otherwise ("Talent Participation Fees"), not to exceed, in the aggregate, [*]. Licensee shall have the right to audit Licensor once in any twelve (12) month period, during normal business hours, upon not less than thirty (30) days prior written notice, for a period of two (2) years from the date of any invoice to Licensee for such amounts. For purposes of clarification, separate from the foregoing, Licensee shall be solely responsible for clearing all third party rights in connection with the Licensed Products, and for any related fees and costs, including any re-use fees or other payments to third parties that may be required under applicable law or guild or collective bargaining agreements. Upon written request by Licensee, Licensor will make reasonable efforts to assist Licensee in Licensee's efforts to clear such third party rights.

     5. RESERVATION OF RIGHTS; PREMIUMS.

          (a) Licensor reserves all rights not expressly conveyed to Licensee hereunder. Subject to any exclusive rights that might be granted to Licensee pursuant to Paragraph 2(b) hereof, Licensor may grant licenses to others to use the Licensed Property, artwork and textual matter in connection with other uses, services and products without limitation.

          (b) Notwithstanding anything to the contrary stated herein, Licensor, for itself and its affiliates, specifically reserves the right, without limitation throughout the world, to use, or license any third party(s) of its or their choice to use the Licensed Property for the marketing, promotion, manufacture, distribution and sale of products similar or identical to those licensed herein in Paragraph 1(f) above for sale through any catalogue(s) produced or distributed by or on behalf of Licensor or its affiliated companies, or for sale or distribution in any theaters or arenas, or for sale or distribution in connection with any home video product, including DVD or other formats, or for sale or distribution in any retail stores operated by or on behalf of Licensor, its affiliated companies, franchisees, or licensees, or for sale or distribution in any theme/amusement parks operated by or on behalf of Licensor or its licensees, Six Flags, Premier Parks, Movie World, or their affiliated companies. In addition, Licensor reserves the right to allow Six Flags and Movie World to manufacture (or have manufactured by a third party) products similar or identical to those licensed herein for distribution or sale in theme and/or amusement parks owned or operated by Six Flags and/or Movie World. [*].

          (c) Subject to Paragraph 2(c) hereof, Licensee agrees that it will not use, or knowingly permit the use of, and will exercise due care that its customers likewise will refrain from the use of, the Licensed Products as a premium, except with the prior written consent of Licensor. Subject to Licensor's prior written approval as aforesaid, Licensee shall pay to Licensor a sum equal to [*] of all premium sales. For purposes of this paragraph, the term "premium" shall be defined as including, but not necessarily limited to, combination sales, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, including traffic building or continuity visits by the consumer/customer, or any similar scheme or device, the prime intent of which is to use the Licensed Products in such a way as to promote, publicize and or sell the products, services or business image of the user of such item. Notwithstanding anything to the contrary set forth herein, this paragraph shall not apply to OEM sales of Licensed Products, which are addressed separately elsewhere in this Agreement.


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

     6. PERIODIC STATEMENTS.

          (a) Within [*] days after the end of the first calendar quarter after the date of execution of the License Agreement and promptly on the [*] day after the end of each calendar quarter thereafter, Licensee shall furnish to Licensor complete and accurate statements certified to be accurate by Licensee, or if a corporation, by an officer of Licensee, showing with respect to all Licensed Products distributed and sold by Licensee during the preceding calendar quarter, on a Platform by Platform basis, with OEM sales and WBSS sales separately reported, the (i) number of units; (ii) country or region (as specified below) in which manufactured, sold and/or to which shipped; (iii) description (as such term is defined below) of the Licensed Products; (iv) gross sales price; (v) itemized deductions from gross sales price, and (vi) Net Sales price, together with any returns made during the preceding calendar quarter. Such statements shall be in such formats as Licensor shall require (which formats may be amended by Licensor from time to time), and shall be furnished to Licensor whether or not any of the Licensed Products have been sold during the calendar quarters to which such statements refer. In the event Licensee has royalties earned in currencies other than in U.S. Dollars, then Licensee shall convert said amounts into U.S. Dollars based upon the exchange rate published by the Wall Street Journal as of the fifteenth day of the applicable month or if such day shall fall on a non-business day then as of the first business day following said fifteenth day. Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payments made by Licensee. Upon demand of Licensor, Licensee shall at its own expense, but not more than once in any twelve (12) month period, furnish to Licensor a detailed statement certified by an officer of Licensee showing, on a Platform by Platform basis, with OEM sales and WBSS sales separately reported, the (i) number of units; (ii) country or region (as specified below) in which manufactured, sold and/or to which shipped; (iii) description of the Licensed Products; (iv) gross sales price; (v) itemized deductions from gross sales price and (vi) Net Sales price of the Licensed Products covered by this Agreement distributed and/or sold by Licensee up to and including the date upon which Licensor has made such demand. For purposes of this subparagraph, the term "Description" shall mean a detailed description of the Licensed Products including the nature of each of the Licensed Products, any and all names and likenesses, whether live actors or animated characters, from the Licensed Property utilized on the Licensed Products and/or any related packaging and/or wrapping material, and any other components of the Licensed Property utilized on the Licensed Products and/or any related packaging and/or wrapping material. In the event Licensor is responsible for the payment of any additional third party participations based on Licensee not reporting by character name and likeness as provided above, Licensee shall reimburse Licensor for the full amount of all such third party claims, including without limitation, the participation itself, interest, audit and attorneys' fees. Licensee understands and agrees that it is a material term and condition of this Agreement that Licensee include the Description on all statements. In the event Licensee fails to do so, Licensor shall have the right to terminate this Agreement, in accordance with the provisions of Paragraph 15 herein. Notwithstanding anything to the contrary set forth above, Licensee shall report and pay royalties on a country-by-country basis for the following countries: [*]; and otherwise on a region-by-region basis as follows: [*].


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

          (b) The statements and payments required hereunder shall each reference the contract number(s) and shall be delivered as follows:

     If by United States Postal Service, then to:

               WARNER BROS. CONSUMER PRODUCTS
               21477 Network Place
               Chicago, IL  60673-1214

     If by Federal Express or other overnight mail or courier service, then to:

               BANK ONE
               Attention WBCP lockbox #21477
               525 West Monroe
               8th Floor Mail Room
               Chicago, IL  60661
               Telephone Number 312-732-5500

          (c) Any payments which are made to Licensor hereunder after the due date required therefor, shall bear interest at [*] (or the maximum rate permissible by law, if less) from the date such payments are due to the date of payment. Licensor's right hereunder to interest on late payments shall not preclude Licensor from exercising any of its other rights or remedies pursuant to this Agreement or otherwise with regard to Licensee's failure to make timely remittances.

          (d) [*]

     7. BOOKS AND RECORDS.

          (a) Licensee shall keep, maintain and preserve (in Licensee's principal place of business, or for any records more than two years old, in a reasonably secure location near such principal place of business, available on not less than forty-eight (48) hours notice) for a period of at least two years following the termination or expiration of the Term of this Agreement or any renewals hereof (if applicable), complete and accurate records of accounts including, without limitation, purchase orders, inventory records, invoices, correspondence, banking and financial and other records pertaining to the various items required to be submitted by Licensee as well as to ensure Licensee's compliance with local laws as required pursuant to Paragraph 13(f) hereof. Such records and accounts shall be available for inspection and audit at any time or times during or for a period of up to [*] years after the Term of this Agreement or any renewal(s) hereof (if applicable) during reasonable business hours and upon reasonable notice by Licensor or its nominees. Licensee agrees not to cause or permit any interference with Licensor or nominees of Licensor in the performance of their duties. During such inspections and audits, Licensor shall have the right to take extracts and/or make copies of Licensee's records as it deems necessary.

          (b) The exercise by Licensor in whole or in part, at any time of the right to audit records and accounts or of any other right herein granted, or the acceptance by Licensor of any statement or statements or the receipt and/or deposit by Licensor, of any payment tendered by or on


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and such acceptance, receipt and/or deposit shall not preclude or prevent Licensor from thereafter disputing the accuracy of any such statement or payment.

          (c) If pursuant to its right hereunder Licensor causes an audit and inspection to be instituted which thereafter discloses a deficiency between the amount found to be due to Licensor and the amount actually received or credited to Licensor, then Licensee shall, upon Licensor's demand, promptly pay the deficiency, together with interest thereon at the then current prime rate from the date such amount became due until the date of payment, and, if the deficiency is more than [*] of all royalties paid by Licensee during the period covered by the audit, then Licensee shall pay the reasonable costs and expenses of such audit and inspection.

     8. INDEMNIFICATIONS.

          (a) During the Term, and continuing after the expiration or termination of this Agreement, Licensor shall indemnify Licensee and shall hold it harmless from any loss, liability, damage, cost or expense, arising out of any claims or suits which may be brought or made against Licensee by reason of the breach by Licensor of the warranties or representations as set forth in Paragraph 13 hereof, provided that Licensee shall give prompt written notice, and full cooperation and assistance to Licensor relative to any such claim or suit and provided, further, that Licensor shall have the option to undertake and conduct the defense of any suit so brought. Licensee shall not, however, be entitled to recover for lost profits. Licensee shall cooperate fully in all respects with Licensor in the conduct and defense of said suit and/or proceedings related thereto.

          (b) During the Term, and continuing after the expiration or termination of this Agreement, Licensee shall indemnify Licensor, Time Warner Entertainment Company, L.P. ("TWE") and each of its affiliates and shall hold them harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against Licensor, TWE or any of its affiliates, by reason of: (i) any breach of Licensee's covenants and undertakings hereunder; (ii) any unauthorized use by Licensee of the Licensed Property; (iii) any use of any trademark, or copyright (except trademarks or copyrights in the Licensed Property used in accordance with the terms of this Agreement), design, patent, process, method or device; (iv) Licensee's non-compliance with any applicable federal, state or local laws or with any other applicable regulations; and (v) any alleged defects and/or inherent dangers (whether obvious or hidden) in the Licensed Products or the use thereof.

          (c) With regard to Paragraph 8(b) above, Licensee agrees to obtain, at its own expense, Comprehensive Commercial General Liability Insurance, including product liability and contractual liability coverage providing adequate protection for Licensor and Licensee against any such claims or suits in amounts no less than [*] per occurrence, combined single limits. Simultaneously with the execution of this Agreement, Licensee undertakes to submit to Licensor a fully paid policy or certificate of insurance naming Licensor, TWE and each of its affiliates as additional insured parties and, requiring that the insurer shall not terminate or materially modify such policy or certificate of insurance without written notice to Licensor at least thirty (30) days in advance thereof. Such insurance shall at all times be primary and not contributory with any


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

insurance carried by Licensor, TWE or any of their affiliates. Further the delivery of the policy or certificate, as provided in this Paragraph 8(c) are material obligations of Licensee.

     9. ARTWORK; TRADEMARKS AND COPYRIGHTS.

     Licensee shall, within thirty (30) days of receiving an invoice, pay Licensor for artwork executed for Licensee by Licensor (or by third parties under contract to Licensor) at Licensee's request for use in the development of the Licensed Products and any related packaging, display and promotional materials at Licensor's prevailing commercial art rates. The foregoing shall include any artwork that, in Licensor's reasonable opinion, and subject to Licensee's written approval, is necessary to modify artwork initially prepared by Licensee and submitted for approval. Estimates of artwork charges are available upon request.

          (a) TRADEMARKS:

               (i) Licensee agrees that it will cause to appear indelibly and legibly on each of the Licensed Product(s) and all advertising material, tags, labels and devices bearing the Licensed Property, the following notice or such other notice as may be approved or required by Licensor:

               (TM) & (C) 200X WARNER BROS. (IN THE US AND CANADA)

               (TM) &(C) 200X VILLAGE ROADSHOW FILMS (BVI) LIMITED. (IN ALL OTHER TERRITORIES)

               (The year date shall be as instructed by Licensor)

               (ii) Licensee further agrees that it will not apply for or seek to obtain trademark registration for the Licensed Property and that Licensor may, at its option, apply for and obtain in its own name trademark registrations for the Licensed Product(s), and that, upon request, Licensee will furnish necessary specimens or facsimiles for such purpose free of cost, as well as evidence of the date of first shipment or sale of each Licensed Product in interstate or foreign or other federally regulable U.S. commerce and, if earlier, also in intrastate commerce.

               (iii) Licensee agrees that if Licensee receives knowledge of the use of the Licensed Property by anyone other than Licensee on Licensed Product(s) or products confusingly similar thereto, Licensee will call such fact to the attention of Licensor. Licensor shall then have the option to institute legal proceedings to prevent such use, and Licensee shall cooperate and assist in the prosecution of any such action. If demanded by Licensor, Licensee shall join in or cooperate in the prosecution of any such legal proceeding as may be instituted by Licensor. Any such legal proceedings shall be solely at Licensor's expense. If Licensee is joined in such proceeding, Licensor shall indemnify and hold harmless Licensee from and against any claim, sanction, liability, damages, attorney's fees, judgments or orders of any kind arising out of such proceeding.


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

          (b) COPYRIGHTS:

               (i) GAME PROGRAM: The copyright in and to the computer program (object and source code) incorporated into any Licensed Product (herein the "Program") shall be owned as follows:

               (A) If a Program is created solely by Licensee or an approved sublicensee under license or authority of Licensee without any contribution by Licensor to the creation of that Program in the form of programming effort, then the copyright in and to such Program shall be owned solely by Licensee;

               (B) If a Program is created jointly by Licensee and Licensor, then the copyright in and to such Program shall be owned jointly by Licensor and Licensee.

               (ii) AUDIO-VISUAL DISPLAY: The copyright in and to the images displayed on the screen, and the sounds produced during the course of the game play, including all possible combinations and sequences thereof, in both the "attract mode" and the "play mode," and the underlying script therefor (herein the "Audio-Visual Display") shall be owned as follows:

               (A) The copyright in and to all elements of the Audio-Visual Display constituting pre-existing material of Licensor as set forth in Paragraph 1(e) "Licensed Property" such as, without limitation, the characters portrayed in the Motion Pictures or any reproductions thereof, or derived therefrom and incorporating the Licensed Property, as well as any special effects provided to Licensee by Licensor or its affiliates (hereinafter "Pre-Existing Material"), are acknowledged to be the sole and exclusive property of Licensor and shall remain the sole and exclusive property of Licensor;

               (B) The copyright in and to all elements of the Audio-Visual Display constituting original material created by Licensee, and which does not incorporate any Licensed Property, shall be the sole and exclusive property of Licensee. Licensee retains sole and exclusive ownership of all of Licensee's inventions, whether patented or not, trade secrets and similar information and processes of a confidential nature, and works of authorship, whether copyrighted or not, whether manifested in the Audio-Visual Display or not, and whether embodied in hardware or software used to create the Audio-Visual Display. Licensee shall be free to use and license others to use elements of the Audio-Visual Display owned by Licensee.

               (iii) PACKAGING, ADVERTISING AND PROMOTIONAL MATERIALS: Except as otherwise provided herein, the copyrights in and to any original material, other than the Programs and the Audio-Visual Displays, which is created by or for Licensee for the purpose of packaging, advertising or promoting the Licensed Product(s), including but not limited to the enclosure for the Licensed Product(s), all cartons, containers, packing and wrapping material, tags, labels, imprints or other devices, and all advertising and promotional materials (all such material hereinafter referred to as the "Other Materials"), shall be owned solely and exclusively by Licensee; provided, however, that the copyright in and to all elements of the Other Materials that constitute Licensor's Pre-Existing Material, material furnished to Licensee by or on behalf of Licensor, or any material that is derivative


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

of the foregoing, is acknowledged to be owned solely and exclusively by Licensor and shall remain the sole and exclusive property of Licensor.

               (iv) LIMITATIONS ON OWNERSHIP RIGHTS: The parties agree and acknowledge that each shall have the same right as any person or party with regard to any material incorporated in the Licensed Product(s), Other Materials, Programs, or Audio-Visual Displays which is in the public domain (provided that it has not entered into the public domain as the result of an act or omission in breach of this Agreement or any other written agreement by or between the parties hereto).

               (v) ARTWORK: The Licensed Property shall be displayed or used only in such form and in such manner as has been specifically approved in writing by Licensor in advance and Licensee undertakes to assure usage of the trademark(s) and character(s) solely as approved hereunder. Licensee further agrees and acknowledges that any and all Artwork (defined below) created, utilized, approved and/or authorized for use hereunder by Licensor in connection with the Licensed Products or which otherwise features or includes the Licensed Property shall be owned in its entirety exclusively by Licensor. "Artwork" as used herein shall include, without limitation, all pictorial, graphic, visual, audio, audio-visual, digital, literary, animated, artistic, dramatic, sculptural, musical or any other type of creations and applications, whether finished or not, including, but not limited to, animation, drawings, designs, sketches, images, tooling and tooling aids, illustrations, film, video, electronic, digitized or computerized information, software, object code, source code, on-line elements, music, text, dialogue, stories, visuals, effects, scripts, voiceovers, logos, one-sheets, promotional pieces, packaging, display materials, printed materials, photographs, interstitials, notes, shot logs, character profiles and translations, produced by Licensee or for Licensee, pursuant to this Agreement, excluding any intellectual property rights in and to any elements that are wholly owned by Licensee and that do not include the Licensed Property and specifically excluding any rights of Licensee in and to the Program, as provided in Paragraph 9(b)(i) above. Licensor reserves for itself or its designees all rights to use any and all Artwork created, utilized and/or approved hereunder without limitation. Licensee acknowledges that, as between Licensor and Licensee, the Licensed Property and Artwork and all other depictions expressions and derivations thereof, and all copyrights, trademarks and other proprietary rights therein are owned exclusively by Licensor and Licensee shall have no interest in or claim thereto, except for the limited right to use the same pursuant to this Agreement and subject to its terms and conditions. Licensor's rights hereunder specifically exclude Licensee's ownership of any artwork that utilizes intellectual property wholly owned by Licensee or third parties and which does not incorporate the Licensed Property, whether such artwork is used in Licensee's packaging, advertising or products.

               (vi) WORK-MADE-FOR-HIRE: Licensee agrees and acknowledges that any Artwork incorporating the Licensed Property and created by Licensee or for Licensee hereunder, including without limitation any special effects created by Licensor or any of its affiliates, but specifically excluding copyrights, trademarks or other intellectual property wholly owned by Licensee is a "work made for hire" for Licensor under the U.S. Copyright Act, and any and all similar provisions of law under other jurisdictions, and that Licensor is the author of such works for all purposes, and that Licensor is the exclusive owner of all the rights comprised in the undivided copyright and all renewals, extensions and reversions therein, in and to such works in perpetuity and throughout the universe. Licensee hereby waives and releases in favor of Licensor all rights (if any)


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

of "droit moral," rental rights and similar rights in and to the Artwork (the "Intangible Rights") and agrees that Licensor shall have the right to revise, condense, abridge, expand, adapt, change, modify, add to, subtract from, re-title, re-draw, re-color, or otherwise modify the Artwork, without the consent of Licensee. Licensee hereby irrevocably grants, transfers and assigns to Licensor all right, title and interest, including copyrights, trademark rights, patent rights and other proprietary rights, it may have in and to the Artwork, in perpetuity and throughout the universe, and to all proprietary depictions, expressions or derivations of the Licensed Property created by or for Licensee. Licensee acknowledges that Licensor shall have the right to terminate this Agreement in the event Licensee asserts any rights (other than those specifically granted pursuant to this Agreement) in or to the Licensed Property or Artwork.

     Licensee hereby warrants that any and all work created by Licensee under this Agreement apart from the materials provided to Licensee by Licensor is and shall be wholly original with or fully cleared by Licensee and shall not copy or otherwise infringe the rights of any third parties, and Licensee hereby indemnifies Licensor and will hold Licensor harmless from any such claim of infringement or otherwise involving Licensee's performance hereunder. At the request of Licensor, Licensee shall execute such form(s) of assignment of copyright or other papers as Licensor may reasonably request in order to confirm and vest in Licensor the rights in the properties as provided for herein. In addition, in the event that Licensee fails to comply with Licensor's request within thirty (30) days after written request by Licensor, Licensee hereby appoints Licensor as Licensee's Attorney-in-Fact to take such actions and to make, sign, execute, acknowledge and deliver all such documents as may from time to time be necessary to confirm in Licensor, its successors and assigns, all rights granted herein. If any third party makes or has made any contribution to the creation of Artwork authorized for use hereunder, Licensee agrees to obtain from such party a full confirmation and assignment of rights so that the foregoing rights shall vest fully in Licensor, in the form of the Contributor's Agreement attached hereto as Exhibit 2 and by this reference made a part hereof, prior to commencing work, and subject to the prior written approval of Licensor, and subject to the prior written approval of Licensor ensuring that all rights in the Artwork and Licensed Property arise in and are assigned to Licensor. Promptly upon entering into each such Contributor's Agreement, Licensee shall give Licensor a copy of such Contributor's Agreement. [*]

               (vii) USE OF THIRD PARTY CONTENT: Licensee shall not use any third party content or technology in the Licensed Product(s), including without limitation any audio elements from the soundtracks of any motion picture or television series based upon the Licensed Property without Licensor's prior written approval, and unless: (i) Licensee is expressly permitted to use such third party content or technology pursuant to written agreements with all third party rights holders; and (ii) Licensee has acquired for Licensee and Licensor all rights, permissions, clearances, releases or other authorizations necessary to use such third party content or technology in conjunction with the development and exploitation of the Licensed Products(s) anywhere in the Territory by Licensee or Licensor or by either party's licensees, successors or assigns in perpetuity. Licensee shall be responsible, in perpetuity, for all payments in connection with the use of third party content or technology, except as the parties mutually agree upon at such time as Licensor approves of the use of such third party content or technology. Licensor shall have the right to review all Licensee agreements with third parties to ensure their acceptability and Licensee shall deliver such agreements to Licensor within fourteen (14) business days of Licensor's request therefor.


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

     10. QUALITY OF LICENSED PRODUCT(S).

          (a) Licensee agrees that the Licensed Product(s) shall be of high standard and of such style, appearance and quality as shall be adequate and suitable to their promotion, distribution and sale to the best advantage of Licensee and Licensor. The quality and style of such product and its cartons and containers shall be subject to Licensor's approval. To this end Licensee shall, before selling or distributing any of the Licensed Product(s), furnish to Licensor free of cost for its written approval as to quality and style, the materials specified in the "Milestones" set forth on Exhibit 1 attached hereto. In the event that any Milestone deliverable shall not have been approved, disapproved, or otherwise commented upon within ten (10) business days after receipt thereof by Licensor, then Licensee shall have the right to so notify Licensor of such fact by facsimile or by overnight delivery service. In the event that Licensor fails to then approve, disapprove or otherwise comment upon the submitted items within seven (7) business days after receipt by it of such communication, any items so submitted shall be deemed to have been approved subject to the rights of any third parties (e.g., as to the use of the Name and Likeness of a Performer). Licensee shall, in addition, thereafter furnish to Licensor free of cost, for its written approval, forty-five (45) production samples of each such Licensed Product(s) together with their cartons and containers including packaging and wrapping material, to ensure quality control simultaneously upon distribution to the public. In addition, Licensee shall provide Licensor with six (6) catalogs which display all of Licensee's products, not just the Licensed Products, if such catalogs exist. [*].

     After samples of Licensed Product(s) have been approved pursuant to this paragraph, Licensee shall not depart therefrom in any material respect without Licensor's prior written consent or add any additional element(s) such as in-pack flyers, business reply cards and so on without Licensor's approval in each case.

     Licensor shall have the right to withdraw its approval of samples if the quality of any Licensed Product ceases to be acceptable.

          (b) Any modification of a Licensed Product must be submitted in advance for Licensor's written approval as if it were a new Licensed Product. Approval of a Licensed Product which uses particular artwork does not imply approval of such artwork for use with a different Licensed Product.

          (c) Licensed Products must conform in all material respects to the final production samples approved by Licensor. [*].

          (d) If any changes or modifications are required to be made to any material submitted to Licensor for its written approval in order to ensure compliance with Licensor's specifications or standards of quality, Licensee agrees promptly to make such changes or modifications.

          (e) [*].

          (f) Subject to the terms hereof, including without limitation the approval process provided for in Paragraph 10(a) above, Licensee may utilize the Licensed Property for such


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

advertising, promotional and display materials for the Licensed Product(s) as in its judgment will best promote the sale of said Licensed Product(s). Licensee agrees that it will not use the Licensed Property or any reproduction thereof in any advertising, promotional or display material or in any other manner without Licensor's prior written approval not to be unreasonably withheld. Without limiting the foregoing, no television commercials may be utilized under this License without the specific prior approval of Licensor. Notwithstanding the approval process for other materials, in the event that any material submitted to Licensor for approval in connection with a television commercial shall not have been approved, disapproved or otherwise commented upon within thirty (30) days after receipt thereof by Licensor, then Licensee shall have the right to so notify Licensor of such fact by facsimile or by overnight delivery service. In the event that Licensor fails to then approve, disapprove or otherwise comment upon the submitted items within ten (10) business days after receipt by it of such facsimile or overnight delivery service any items so submitted shall be deemed to have been approved subject to the rights of third parties (e.g., as to the use of the Name and Likeness of a Performer). A reasonable number of production copies of all such advertising, promotional and display materials will be furnished to Licensor free of charge.

          (g) To avoid confusion of the public, Licensee agrees not to associate other characters or properties with the Licensed Property on the Licensed Products or in any packaging, promotional or display materials unless Licensee receives Licensor's prior written approval. Furthermore, Licensee agrees not to use the Licensed Property (or any component thereof) on any business sign, business cards, stationery or forms, nor as part of the name of Licensee's business or any division thereof.

          (h) Licensee shall use reasonable commercial efforts to notify its customers of the requirement that Licensor has the right to approve all promotional, display and advertising material pursuant to this Agreement.

          (i) Any animation used in electronic media, including but not limited to animation for television commercials and character voices for radio commercials, shall be produced by Warner Bros. Animation pursuant to a separate agreement between Licensee and Warner Bros. Animation, subject to Warner Bros. Animation's customary rates, except as may be otherwise specifically agreed in writing by Licensor. Licensee shall be provided, free of charge, with special effects and other elements of the Motion Pictures that may be developed in connection with the Motion Pictures; provided, however, that Licensee shall be required to pay for any services or materials, including without limitation any special effects, that are commissioned or requested by Licensee specifically for use in the Licensed Products, whether or not such materials are later used in either Motion Picture, at the standard rates customarily charged by such entity (even if an affiliate of Licensor), pursuant to a separate agreement with such entity. [*]. If a party other than Warner Bros. provides such services or creates or develops such materials, such other party shall be required to execute a Contributor's Agreement in the form attached hereto, confirming that Licensor is the owner of all rights in and to such materials or the results of such services. [*].

          (j) Licensor's approval of Licensed Product(s) (including without limitation, the Licensed Product(s) themselves as well as promotional, display, and advertising materials) shall in no way constitute or be construed as an approval by Licensor of Licensee's use of any trademark, copyright and/or other proprietary materials, not owned by Licensor.


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

          (k) Notwithstanding the foregoing, if any of the Licensed Product(s) have already received Licensor's written approval prior to the execution of this Agreement, then Licensee shall not be required to resubmit such Licensed Product(s) for approval after execution hereof, except with respect to any modifications made to such Licensed Product(s), or to any packaging, hangtags, promotional and/or advertising materials.

     11. DISTRIBUTION; SUBLICENSE/MANUFACTURE.

          (a) Licensee shall sell the Licensed Products either to jobbers, wholesalers, distributors or retailers for sale or resale and distribution directly to the public. [*]. If Licensee sells or distributes the Licensed Products at a special price (i.e., a price that is less than prevailing market rates in an arms-length transaction), directly or indirectly, to itself, including without limitation, any subsidiary of Licensee (including any affiliated distributors) or to any other person, firm, or corporation affiliated with Licensee or its officers, directors or major stockholders, for ultimate sale to unrelated third parties, Licensee shall pay royalties with respect to such sales or distribution, based upon the price generally charged the trade by Licensee.

          (b) Except as to materials set forth in Paragraph 9(b)(ii)(B), Licensee shall not be entitled to sublicense any of the Computer Program or Audio-Visual Display developed by Licensee pursuant to this Agreement. In the event Licensee is not the manufacturer of the Licensed Products, Licensee shall, subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld, be entitled to utilize a third party manufacturer in connection with the manufacture and production of the Licensed Products, provided that such manufacturer shall execute a letter in the form of Exhibit 3 attached hereto and by this reference made a part hereof. In such event, Licensee shall remain primarily obligated under all of the provisions of this Agreement and any default of this Agreement by such manufacturer shall be deemed a default by Licensee hereunder. In no event shall any such third party manufacturer agreement include the right to grant any rights to subcontractors.

     12. GOODWILL.

     Licensee recognizes the great value of the publicity and goodwill associated with the Licensed Property and acknowledges: (i) such goodwill is exclusively that of Licensor; and (ii) that the Licensed Property has acquired a secondary meaning as Licensor's trademarks and/or identifications in the mind of the purchasing public. Licensee further recognizes and acknowledges that a breach by Licensee of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's copyrights, trademarks and/other proprietary rights in, and to the Licensed Property, thereby entitling Licensor to equitable remedies, and costs.

     13. LICENSOR'S WARRANTIES AND REPRESENTATIONS.

     Licensor represents and warrants to Licensee that:


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* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

          (a) It has, and will have throughout the Term of this Agreement, the right to license the Licensed Property to Licensee in accordance with the terms and provisions of this Agreement; and

          (b) The making of this Agreement by Licensor, and performance by Licensor as contemplated hereunder, does not violate any agreements, rights or obligations of any person, firm or corporation.

     14. LICENSEE'S WARRANTIES AND REPRESENTATIONS. Licensee represents and warrants to Licensor that, during the Term and thereafter, except to the extent otherwise provided in subparagraphs (m), (n) and (o), below:

          (a) It will not attack the title of Licensor (or third parties that have granted rights to Licensor) in and to the Licensed Property or any copyright or trademarks pertaining thereto, nor will it attack the validity of the license granted hereunder;

          (b) It will not harm, misuse or bring into disrepute the Licensed Property, but on the contrary, will maintain the value and reputation thereof to the best of its ability;

          (c) It will manufacture, sell, promote and distribute the Licensed Products in an ethical manner and in accordance with the terms and intent of this Agreement, and in compliance with all applicable government regulations and industry standards;

          (d) It will not create any expenses chargeable to Licensor without the prior written approval of Licensor in each and every instance. It will not cause or allow any liens or encumbrances to be placed against, or grant any security interest (except to Licensor as provided hereunder) in, the Licensed Property without Licensor's prior written consent;

          (e) It will use commercially reasonable efforts to protect its right to manufacture, sell, promote, and distribute the Licensed Products hereunder;

          (f) It will at all times comply with all government laws and regulations, including but not limited to product safety, food, health, drug, cosmetic, sanitary or other similar laws, relating or pertaining to the manufacture, sale, advertising or use of the Licensed Products, and shall maintain its appropriate customary high quality standards during the Term hereof. It shall comply with any regulatory agencies which shall have jurisdiction over the Licensed Products and shall procure and maintain in force any and all permissions, certifications and /or other authorizations from governmental and/or other official authorities that may be required in response thereto. Each Licensed Product [*] distributed hereunder shall comply with all applicable laws and regulations. [*];

          (g) [*].

          (h) It will provide Licensor with the date(s) of first use of the Licensed Products in interstate and intrastate commerce, where appropriate;

          (i) It will, pursuant to Licensor's instructions, duly take any and all necessary steps to secure execution of all necessary documentation for the recordation of itself as user of the


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

Licensed Property in any jurisdiction where this is required or where Licensor reasonably requests that such recordation shall be effected. Licensee further agrees that it will at its own expense cooperate with Licensor in cancellation of any such recordation at the expiration of this Agreement or upon termination of Licensee's right to use the Licensed Property. Licensee hereby appoints Licensor its Attorney-in-Fact for such purpose;

          (j) It will use its best efforts to manufacture, distribute and sell the Licensed Product(s) throughout the Territory; specifically, it shall:

               (i) Manufacture, distribute and sell the Licensed Product(s) in such price and quality brackets as are required to meet competition by reputable manufacturers of similar articles;

               (ii) Make and maintain adequate arrangements for the distribution of the Licensed Product(s) throughout the Territory;

               (iii) Supply said retail outlets with the necessary types of the Licensed Product(s) during the first and final thirds of each calendar year; and

               (iv) It will not deliver or sell Licensed Product(s) outside the Territory or knowingly sell Licensed Product(s) to a third party for delivery outside the Territory.

          (k) [*];

          (l) If requested by Licensor to do so, it will utilize specific design elements of the Licensed Property provided to Licensee by Licensor on hangtags, labels, and other materials;

          (m) [*];

          (n) [*].

          (o) For so long as Perry's services are available to Licensee, Licensee shall allow Perry and Shiny to devote the amount of time reasonably necessary to develop the Licensed Products in compliance with Licensee's obligations hereunder.

     15. TERMINATION BY LICENSOR.

          (a) Licensor shall have the right to terminate this Agreement without prejudice to any rights that it may have, whether pursuant to the provisions of this Agreement, at law, in equity, or otherwise, upon the occurrence of any one or more of the following events (herein called "defaults"):

               (i) Licensee materially defaults in the performance of any of its obligations provided for in this Agreement; or

               (ii) Licensee shall have failed to deliver to Licensor or to maintain in full force and effect the insurance referred to in Paragraph 8(b) hereof; or


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

               (iii) Licensee shall fail to make any payment due hereunder [*];
or

               (iv) Licensee shall fail to deliver any of the statements hereinabove referred to or to give access to the [*] license records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder, and such failure shall continue for [*] days after written notice thereof is sent by Licensor to the Licensee; or

               (v) Licensee shall fail to comply with any laws or regulations as provided in Paragraph 14(f) hereof or any governmental agency or other body, office or official vested with appropriate authority finds that the Licensed Products are harmful or defective in any way, manner or form, or are being manufactured, sold or distributed in contravention of applicable laws or regulations, or in a manner likely to cause harm to persons or property, [*]; or

               (vi) Licensee shall [*] make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any nation, jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent; or

               (vii) Licensee does not commence in good faith to manufacture, distribute and sell each title on each Platform throughout the Territory on or before its applicable Marketing Date, or thereafter fails to diligently and continuously manufacture, distribute and sell each title on each Platform throughout the Territory. Such default and Licensor's resultant right of termination (or recapture) shall only apply to the specific title and Platform that Licensee fails to distribute in accordance with the foregoing; or

               (viii) Licensee shall manufacture, sell or distribute, whichever first occurs, any of the Licensed Product(s) without the prior written approval of Licensor as provided in Paragraph 10 hereof; or

               (ix) [*]; or

               (x) Licensee uses Artwork which has not been approved by Licensor in compliance with the provisions of Paragraph 10 hereof; or

               (xi) [*]; or

               (xii) Licensee delivers or sells Licensed Products outside the Territory or knowingly sells Licensed Products(s) to a third party who Licensee knows intends to, or who Licensee reasonably should suspect intends to, sell or deliver such Licensed Products outside the Territory; or

               (xiii) [*]; or

               (xiv) [*]; or

               (xv) [*].


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

          (b) In the event any of these defaults occur, Licensor shall give notice of termination in writing to Licensee by facsimile and certified mail. Licensee shall have [*] days from the date of giving notice in which to correct any of these defaults and [*] days for payment [*], and failing such, this Agreement shall thereupon immediately terminate, and any and all payments then or later due from Licensee hereunder (including Guaranteed Consideration) shall then be promptly due and payable in full [*]. Notwithstanding anything to the contrary set forth in this Agreement, Licensor shall refund to Licensee the applicable Additional Consideration received by Licensor, as and to the extent provided in Paragraph 4(b)(v), above.

          (c) In the event of any default by Licensor hereunder, Licensor shall have [*] days from the date of notice from Licensee in which to cure such default. Licensee shall have the right to terminate this Agreement without prejudice to any other rights which it may have, whether pursuant to the provisions of this Agreement, or otherwise at law or in equity, if Licensor defaults in the performance of any of its obligations provided for in this Agreement or in the event of a material breach by Licensor of its warranties or representations set forth in this Agreement. In the event any such default occurs, Licensee shall give notice of termination in writing to Licensor by certified mail. Licensor shall have [*] and failing such correction, this Agreement shall thereupon immediately terminate, [*].

     16. FINAL STATEMENT UPON TERMINATION OR EXPIRATION.

     Licensee shall deliver, as soon as practicable, but not later than thirty
(30) days following expiration or termination of this Agreement, a statement indicating the number and description of Licensed Products on hand together with a description of all advertising and promotional materials relating thereto. Following expiration or termination of this Agreement, Licensee shall immediately cease any and all manufacturing of the Licensed Product. However, if Licensee has complied with all the terms of this Agreement, including, but not limited to, complete and timely payment of the Guaranteed Consideration and Royalty Payments, then Licensee may continue to distribute and sell its remaining inventory, on a non-exclusive basis only, for a period not to exceed one (1) year following such termination or expiration (the "Sell-Off Period") of the Term that is applicable to the particular Licensed Product, subject to payment of applicable royalties thereon. In no event, however, may Licensee, over any ninety (90) day period during the Sell-Off Period, distribute and sell an amount of Licensed Products that exceeds the average amount of Licensed Products sold during the best consecutive ninety (90) day period during the Term. In the event this Agreement is terminated by Licensor for any reason under this Agreement, Licensee shall be deemed to have forfeited its Sell-Off Period. If Licensee has any remaining inventory of the Licensed Products following the Sell-Off Period, Licensee shall, at Licensor's option, make available such inventory to Licensor for purchase at or below cost, deliver up to Licensor for destruction said remaining inventory or furnish to Licensor an affidavit attesting to the destruction of said remaining inventory. Licensor shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and/or statement. In the event that Licensee refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its right to the Sell-Off Period hereunder or any other rights to dispose of such inventory. In addition to the forfeiture, Licensor shall have recourse to all other legal remedies available to it.


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

     17. PAYMENTS AND NOTICES; RELATIONSHIP OF THE PARTIES.

     Except as otherwise specifically provided herein, all notices which either party hereto is required or may desire to give to the other shall be given by addressing the same to the other at the address set forth above, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be sufficiently given when the same shall be deposited so addressed, postage prepaid, in the United States mail and/or when the same shall have been delivered, so addressed, by facsimile or by overnight delivery service and the date of transmission by facsimile, receipt of overnight delivery service or two business days after mailing shall for the purposes of this Agreement be deemed the date of the giving of such notice.

     This Agreement does not constitute and shall not be construed as constitution of a partnership or joint venture between Licensor and Licensee. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

     18. NO SUBLICENSING/NON-ASSIGNABILITY.

     This Agreement shall bind and inure to the benefit of Licensor, its successors and assigns. This Agreement is personal to Licensee. Licensee shall not sublicense, franchise or delegate to third parties its rights hereunder (except as set forth in Paragraph 11(b) hereof). Neither this Agreement nor any of the rights of Licensee hereunder shall be sold, transferred or assigned by Licensee and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

     19. BANKRUPTCY RELATED PROVISIONS.

          (a) The parties hereby agree and intend that this Agreement is an executory contract governed by Section 365 of the Bankruptcy Code.

          (b) In the event of Licensee's bankruptcy, the parties intend that any royalties payable under this Agreement during the bankruptcy period be deemed administrative claims under the Bankruptcy Code because the parties recognize and agree that the bankruptcy estate's enjoyment of this Agreement will (i) provide a material benefit to the bankruptcy estate during its reorganization and (ii) deny Licensor the benefit of the exploitation of the rights through alternate means during the bankruptcy.

          (c) The parties acknowledge and agree that any delay in the decision of trustee of the bankruptcy estate to assume or reject the Agreement (the "Decision Period") materially harms Licensor by interfering with Licensor's ability to alternatively exploit the rights granted under this Agreement during a Decision Period of uncertain duration. The parties recognize that arranging appropriate alternative exploitation would be a time consuming and expensive process and that it is unreasonable for Licensor to endure a Decision Period of extended uncertainty. Therefore, the parties agree that the Decision Period shall not exceed [*] days. Notwithstanding the foregoing,


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

nothing herein shall prohibit Licensor from seeking relief from a bankruptcy court at any time, including during such [*] day period.

          (d) Licensor, in its interest to safeguard its valuable interests (including, without limitation, its intellectual property rights in the Licensed Property), has relied on the particular skill and knowledge base of Licensee, for, among other reasons, those set forth in Paragraph 1(j) above. Therefore, the parties acknowledge and agree that in a bankruptcy context this Agreement is a license of the type described by Section 365(c)(1) of the Bankruptcy Code and may not be assumed by a bankruptcy trustee or assigned without the prior written consent of the Licensor.

     20. CONSTRUCTION.

     This Agreement shall be construed in accordance with the laws of the State of California of the United States of America without regard to its conflicts of laws provisions.

     21. WAIVER, MODIFICATION, ETC.

     No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any acts other than those specifically referred to therein. The fact that the Licensor has not previously insisted upon Licensee expressly complying with any provision of this Agreement shall not be deemed to be a waiver of Licensor's future right to require compliance in respect thereof and Licensee specifically acknowledges and agrees that the prior forbearance in respect of any act, term or condition shall not prevent Licensor from subsequently requiring full and complete compliance thereafter. If any term or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holding shall not affect the validity or enforceability of any other term or provision hereto and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein. Headings of paragraphs herein are for convenience only and are without substantive significance.

     22. CONFIDENTIALITY.

     The Artwork and the materials and information supplied to one party by the other hereunder constitute, relate to, contain and form a part of confidential and proprietary information of the disclosing party, including, but not limited to, Style Guides, design elements, character profiles, unpublished copyrighted material, release dates, marketing and promotional strategies, information about new products, properties and characters, computer code (if any), the terms and conditions of this Agreement, and other information which is proprietary in nature or is a trade secret (collectively, the "Proprietary Information"). The Proprietary Information is highly confidential and disclosure of the Proprietary Information will result in serious harm to the owner thereof. Among other damage, unauthorized disclosure of the Proprietary Information will (i) damage carefully planned marketing strategies, (ii) reduce interest in the Licensed Property, (iii) make unique or novel elements of the Licensed Property susceptible to imitation or copying by competitors, infringers or third parties prior to Licensor's release of the information or materials, (iv) damage proprietary protection in undisclosed or unpublished information or materials, and (v) provide unauthorized third parties with


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

materials capable of being used to create counterfeit and unauthorized merchandise, audio-visual products or other products, all of which will seriously damage the parties' rights and business. Except as expressly approved in writing by the owner of the Proprietary Information, the other party shall not reproduce or use the Proprietary Information of the other party and shall not discuss, distribute, disseminate or otherwise disclose the Proprietary Information or the substance or contents thereof, in whole or in part, in its original form or in any other form, with or to any other person or entity other than employees of the parties and, in the case of Licensee, third parties who have executed a Contributor's Agreement (as provided in Paragraph 9(b)) or third party manufacturer's agreement (as provided in Paragraph 11(b)) and been approved by Licensor as provided hereunder, and such employees and third parties shall be given access to the Proprietary Information only on a "need-to-know" basis. The foregoing restrictions shall not apply to any information which, (i) at the time of disclosure, is in the public domain or which, after disclosure, becomes part of the public domain by publication or otherwise through no action or fault of the receiving party; (ii) information which the receiving party can show was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the other party; (iii) information which was received from a third party having the legal right to transmit the same; (iv) information which is independently developed, conceived, or created without use of or reference to any Proprietary Information of the other party; (v) information which is disclosed pursuant to valid court order or other legal process; or (vi) information that must be disclosed by law or governmental regulation such as in filings with the Securities and Exchange Commission.

     23. ENTIRE AGREEMENT.

     This Agreement constitutes the entire Agreement between the parties concerning the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties other than as expressly set forth in this Agreement.

     24. ACCEPTANCE BY LICENSOR.

     This instrument, when signed by Licensee, shall be deemed an application for license and not a binding agreement unless and until accepted by Warner Bros. Consumer Products by signature of a duly authorized officer and the delivery of such a signed copy to Licensee. The receipt and/or deposit by Warner Bros. Consumer Products of any check or other consideration given by Licensee and/or delivery of any material by Warner Bros. Consumer Products to Licensee shall not be deemed an acceptance by Warner Bros. Consumer Products of this application. The foregoing shall apply to any documents relating to renewals or modifications hereof.


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

AGREED AND ACCEPTED:                       AGREED AND ACCEPTED:


LICENSOR:                                  LICENSEE:

WARNER BROS. CONSUMER PRODUCTS,            INTERPLAY ENTERTAINMENT CORP.,
a division of Time Warner                   a Delaware corporation
Entertainment Company, L.P.


By: /S/ GARY R. SIMON                      By:  /S/ BRIAN FARGO
   ------------------------------             ---------------------------------
   Gary R. Simon                              Name:
   Senior Vice President,
   Business and Legal Affairs                 Title:

Date:                                      Date:
     ----------------------------               -------------------------------




------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

                              EXHIBIT 1 #12420-MATR


     MILESTONES 1 AND 2 (DUE ON OR BEFORE [*]):

          [*]: [*]. Includes [*], list of [*] and [*]; and

          [*]: [*] document to be provided detailing the [*], general [*] and [*].

     MILESTONE 3 (DUE ON OR BEFORE [*]):

          [*]: [*], and [*], including [*] including any [*].

     MILESTONE 4 (DUE ON OR BEFORE [*]):

          [*]: [*].

     MILESTONE 5 (DUE ON OR BEFORE [*]):

          [*]: [*].

     MILESTONE 6 (DUE ON OR BEFORE [*]):

          [*]: [*].

     MILESTONE 7 (DUE ON OR BEFORE [*]):

          [*]: [*].



------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

                              EXHIBIT 2 #12420-MATR


                             CONTRIBUTOR'S AGREEMENT


     I, _______________________, the undersigned ("Contributor"), have been engaged by INTERPLAY ENTERTAINMENT CORP. ("Licensee") to work on or contribute to the creation of Licensed Products, described as ____________________________, by Licensee under an agreement between Licensee and Warner Bros., a division of Time Warner Entertainment Company, L.P., c/o Warner Bros. Consumer Products, a division of Time Warner Entertainment Company, L.P. ("Warner") dated ___________________ (the "License Agreement").

     I understand and agree that the Licensed Products, and all artwork or other results of my services for Licensee in connection with such Licensed Products ("Work") is a "work made for hire" for Warner and that all right, title and interest in and to the Work shall vest and remain with Warner or Licensee, as specified in the License Agreement. I reserve no rights therein. Without limiting the foregoing, I hereby assign and transfer to Warner all other rights whatsoever, in perpetuity throughout the universe which I may have or which may arise in me or in connection with the Work that is owned by Warner as provided in the License Agreement. I hereby waive all moral rights in connection with such Work together with any other rights which are not capable of assignment. I further agree to execute any further documentation relating to such transfer or waiver or relating to such Work at the request of Warner or Licensee, failing which Warner is authorized to execute same as my Attorney-in-Fact. Nothing contained herein shall be deemed to alter the rights of Warner or Licensee, as specified in the License Agreement, with respect to ownership of the Work.

                                            Contributor:

                                            By:
                                               --------------------------------
                                                signature

                                               --------------------------------
                                                print name

                                               --------------------------------
                                                address

                                               --------------------------------

                                               --------------------------------
                                                country

                                               --------------------------------
                                                date



------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

Warner Bros. Consumer Products:


By:
   --------------------------------

Date:
     ------------------------------




------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

                              EXHIBIT 3 #12420-MATR


WARNER BROS. CONSUMER PRODUCTS
4000 Warner Boulevard
Bridge Building 156 South - 4th Floor
Burbank, CA 91522

Re:  Approval of Third Party Manufacturer

Gentlemen:

     This letter will serve as notice to you that pursuant to Paragraph 11(b) of the License Agreement dated ________________, 2000 between you and INTERPLAY ENTERTAINMENT CORP., we have been engaged as the manufacturer for Licensee in connection with the manufacture of the Licensed Products as defined in the aforesaid License Agreement. We hereby acknowledge that we may not manufacture Licensed Products for, or sell or distribute Licensed Products to, anyone other than Licensee. We are cognizant of the terms and conditions set forth in said License Agreement and hereby agree to observe those provisions of said License Agreement which are applicable to our function as manufacturer of the Licensed Products. It is expressly understood that we are obligated to comply with all local laws, including without limitation, labor laws, wage and hour laws and anti-discrimination laws and that you or your representatives shall, at anytime, have the right to inspect our facilities and review our records to ensure compliance therewith. It is understood that this engagement is on a royalty free basis and that we may not subcontract any of our work without your prior written approval.

     We understand that our engagement as the manufacturer for Licensee is subject to your written approval. We request, therefore, that you sign in the space below, thereby showing your acceptance of our engagement as aforesaid.

                                             Very truly yours,


                                             ----------------------------------
                                             manufacturer/company name

                                         By:
                                             ----------------------------------
                                             signature

                                             ----------------------------------
                                             print name

                                             ----------------------------------
                                             address

                                             ----------------------------------

                                             ----------------------------------
                                             country


------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.

                                             ----------------------------------
                                             date

                                             ----------------------------------
                                             product(s) manufacturing



AGREED TO AND ACCEPTED:
WARNER BROS. CONSUMER PRODUCTS,
a Division of Time Warner
Entertainment Company, L.P.

By: /S/ GARY R. SIMON
   -------------------------------
   Gary R. Simon
   Senior Vice President,
   Business and Legal Affairs

Date:
     -----------------------------



------------------
* Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and have been filed separately with the SEC.